                                                                    EXHIBIT 99.1
[LOGO OF TRITON PCS]
________________________________________________________________________________
                          [LETTERHEAD OF TRITON PCS]

For Immediate Release
                               October 25, 2000


         TRITON PCS POSTS POSITIVE EBITDA WITH STRONG 3RD-QTR RESULTS Positive EBITDA Comes After 6 Quarters of Operation and 6 Months Ahead of
                                    Forecast

BERWYN, Pa., Oct. 25 - Triton PCS Holdings Inc. (Nasdaq: TPCS), a member of the AT&T Wireless Services Network, today reported a quarter of outstanding growth, acquiring over 60,000 net new subscribers, recording continued strength in roaming revenue, maintaining industry-low churn rates, and achieving positive EBITDA six months ahead of forecast.

--------------------------------------------------------------------------------
                        Three Months Ended            Nine Months Ended
                      9/30/1999    9/30/2000        9/30/1999    9/30/2000
                     ----------   ----------       ----------   ----------
                        ($ in thousands)              ($ in thousands)
Total Revenue        $   43,113   $   99,342       $   81,355   $  247,426
EBITDA               $  (19,664)  $    2,303       $  (51,275)  $  (17,117)
EPS                  $    (4.44)  $    (0.66)      $   (15.53)  $    (2.14)

Net Additions            51,252       60,608           95,735      166,386
Total Subscribers       129,616      361,590          129,616      361,590
Churn                       1.7%         1.9%             2.0%         1.8%
--------------------------------------------------------------------------------

"Reaching positive EBITDA after only six full quarters of operations is an extraordinary accomplishment which emphasizes the momentum of our operations and the soundness of our business plan," said Michael E. Kalogris, Triton PCS chairman and chief executive officer. "We achieved that milestone while continuing to add subscribers at better-than-expected rates, adding over 60,000 subscribers in the quarter to end the third quarter with more than 360,000."

Kalogris attributed the positive results to the company's successful strategy of focusing on attracting high-value customers, coupled with extraordinary customer service that continues to hold down churn to one of the lowest levels in the PCS industry. "We continue to achieve rapid market penetration by offering compelling service plans, unparalleled network quality and superior customer service," he said. "We recently expanded our popular, all-inclusive regional rate plans, further fueling momentum for subscriber growth."

Kalogris said Triton PCS continues to benefit from excellent progress on the company's expanded network buildout, which drives increased roaming from all partners, including adjacent AT&T Wireless Services markets such as Washington, DC; Charlotte, North Carolina and Atlanta, Georgia. Roaming traffic - measured in minutes of use - increased 18 % in the third quarter from the second quarter.

Operating Highlights

     . Triton PCS added 60,608 net new customers in the third quarter, bringing the company's total subscribers at Sept. 30 to 361,590.

     .    Triton PCS's churn rate was 1.9% in the third quarter.

     . Average monthly revenue per subscriber (ARPU) was $62.97, an increase from $61.82 in the second quarter. ARPU with roaming was $90.67 for the quarter.

     .    Home Minutes of Use per subscriber averaged 341 in the third quarter.

     . Roaming rose to 106.8 million minutes for the third quarter from 90.5 million minutes in the second quarter.

     . Triton PCS's cost per gross addition (CPGA) improved to $404 in the third quarter from $462 the previous quarter.

     . The company in the third quarter added 76 distribution points, which expands total distribution points to 776.

Navy Exchange Service Command Contract

Additionally, the company announced it had been recently selected by the Navy Exchange Service Command (NEXCOM) to be the exclusive provider of digital wireless service and equipment to 10 Southeast military exchange locations including the Norfolk Naval Shipyard, Norfolk Naval Station and Camp Elmore Marine Corps Base in Virginia; Camp LeJeune Marine Corps Base and Cherry Point Marine Corps Air Station in North Carolina; Parris Island Marine Corps Base and Charleston Naval Station in South Carolina.

"The NEXCOM contract award represents a significant distribution channel that provides the company with exclusive access to a large segment of the population in our markets," Skinner said. "We are proud to have been chosen to provide wireless service to military families in our region."

Skinner said expanding distribution continues to fuel strong subscriber growth. In the third quarter, the company added five new company-owned retail stores. Twenty-two new authorized dealers were added for a total of 447 locations. Triton PCS's national retailer relationships also expanded including the opening of eight new Sam's Club locations, eleven new Circuit City locations, six Zap Wireless and three Bobby Allison Wireless locations for a total of 170 national retail locations. The company has 81 company-operated retail stores and 78 direct corporate sales representatives.

                              Financial Performance
Third quarter revenue was more than $99 million, up 17% from the previous quarter. Service revenue increased 24% to $62.6 million from $50.4 million in the second quarter. Roaming revenue rose to $27.5 million from $25.9 million the previous quarter, and equipment revenue was $9.2 million compared with $8.8 million in the second quarter.

EBITDA (recurring operating income/loss before non-cash items) was $2.3 million, compared with a loss of $7.1 million in the second quarter and a loss of $19.7 million a year ago. The third-quarter net loss available to common shareholders was $41.2 million, or $0.66 per share, on 62.1 million weighted average common shares outstanding.

During the third quarter, the company closed on a $150 million increase to its Senior Secured Credit Facilities, bringing Triton PCS's total committed Senior Credit Facilities to $750 million. The proceeds from the increase will be used primarily to provide additional liquidity to finance growth and strategic initiatives. In addition to the increase, the company arranged for a $150 million incremental facility that may be exercised with the approval of a majority of lenders.

The company paid $110.9 million for capital additions during the quarter, reflecting the continued geographic expansion of the company's wireless network. At September 30, 2000, Triton PCS had cash and cash equivalents of $13 million and $450 million of committed undrawn bank credit facilities.

Kalogris said, "We continue to build momentum by focusing on superior execution of our business plan, consistently exceeding our own expectations. Our third quarter results demonstrate the soundness of our strategy to attract high-value customers through a combination of outstanding network performance, compelling service offerings and unparalleled customer service."

Conference Call Note

Triton PCS will hold a conference call to discuss this press release Thursday, October 26 at 11:00a.m. EDT. A live broadcast of the conference call will be available over the Internet at www.tritonpcs.com or www.streetevents.com. To listen to the call, please go to the Web site at least 15 minutes prior to the start time to register, download and install any necessary audio software. An audio replay will be available on the site for 10 days following the call.

Triton PCS, based in Berwyn, Pennsylvania, is a leading provider of digital wireless phone service in the Southeast licensed to operate in a contiguous area covering more than 13 million people in Virginia, North Carolina, South Carolina, northern Georgia, northeastern Tennessee and southeastern Kentucky. The company markets its services under the brand SunCom, a member of the AT&T Wireless Network.

For more information on Triton PCS and its products and services, visit the company's websites at: www.tritonpcs.com, and www.suncom.com.
                       -----------------      --------------

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, the matters discussed in this news release that may be considered forward-looking statements could be subject to certain risks and uncertainties that could cause the actual results to differ materially from those projected. These include uncertainties in the market, competition, legal and other risks detailed from time to time in the company's SEC reports. The company assumes no obligation to update information in this release.

                                (Tables follow)

Contacts:
---------

Brainerd Communicators                       Triton PCS Holdings, Inc.
Ryan Barr/ Lenny Santiago                    Maria Olagues/Christine Davies
Phone: 212-986-6667                          Phone: 610-722-4448 or 610-722-4462
Barr@braincomm.com/santiago@braincomm.com    molagues@tritonpcs.com/cdavies@tritonpcs.com

                           TRITON PCS HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
               (Dollars in thousands, except per share amounts)

                                                      Three Months               Nine Months
                                                          Ended                     Ended
                                                      September 30,              September 30,
                                                      1999        2000        1999         2000
                                                  (unaudited) (unaudited)  (unaudited)  (unaudited)
Revenues:
  Service revenues                                  $19,854      $62,585      $37,516      $150,984
  Roaming revenues                                   14,257       27,528       27,210        71,641
  Equipment revenues                                  9,002        9,229       16,629        24,801
                                                  ---------   ----------    ---------    ----------
  Total revenue                                      43,113       99,342       81,355       247,426

Expenses:
  Cost of service                                    19,677       33,666       38,202        91,157
  Cost of equipment                                  14,678       17,213       27,494        46,281
  Selling and marketing                              16,461       24,254       38,376        68,949
  General and administrative                         11,961       21,906       28,558        58,156
  Non-cash compensation                               1,389        2,379        2,325         5,297
  Depreciation and amortization                      11,278       24,061       27,247        68,970
                                                  ---------   ----------    ---------    ----------

  Loss from operations                              (32,331)     (24,137)     (80,847)      (91,384)

Interest expense, net of capitalized interest         7,395       15,203       26,242        38,863
Interest and other income                             1,488          667        4,140         4,799
Gain on sale of property and equipment               11,682            -       11,682             -
                                                  ---------   ----------    ---------    ----------


Net loss                                            (26,556)     (38,673)     (91,267)     (125,448)

Accretion on preferred stock                          2,260        2,496        6,409         7,306
                                                  ---------   ----------    ---------    ----------
Net loss applicable to shareholders                ($28,816)    ($41,169)    ($97,676)    ($132,754)
                                                  =========   ==========    =========    ==========


Net loss per common share                            $(4.44)      $(0.66)     $(15.53)       $(2.14)
                                                  =========   ==========    =========    ==========
(Basic and Diluted)

Weighted average common shares
    outstanding (Basic and Diluted)               6,489,175   62,105,092    6,289,398    61,979,187
                                                  =========   ==========    =========    ==========

Supplemental Information (unaudited):

EBITDA (Recurring Operating Income/Loss
Before non-cash items)                             ($19,664)  $    2,303     ($51,275)     ($17,117)

Ending Subscribers                                  129,616      361,590      129,616       361,590

                           TRITON PCS HOLDINGS, INC.
                           CONDENSED BALANCE SHEETS
                            (Dollars in thousands)

                                                                                     December 31,   September 30,
                                                                                         1999            2000
                                                                                     (unaudited)     (unaudited)
ASSETS:
Current assets:
  Cash and cash equivalents                                                             $ 186,251      $   13,135
  Due from related party                                                                    1,099              24
  Accounts receivable, net of $1,765 and $2,229                                            29,064          42,740
  Inventory, net                                                                           15,270          22,678
  Prepaid expenses and other current assets                                                 7,674          17,483
                                                                                   --------------     -----------
Total current assets                                                                      239,358          96,060

Property and equipment:
  Land                                                                                        313             313
  Network infrastructure and equipment                                                    304,656         571,022
  Office furniture and equipment                                                           38,382          51,094
  Capital lease assets                                                                      5,985           7,839
  Construction in progress                                                                105,593          92,315
                                                                                   --------------     -----------
                                                                                          454,929         722,583
Less accumulated depreciation                                                             (33,065)        (90,301)
                                                                                   --------------     -----------
Net property and equipment                                                                421,864         632,282
Intangible assets, net                                                                    315,538         304,895
Other long-term assets                                                                      3,037           3,051
                                                                                   --------------     -----------

Total Assets                                                                            $ 979,797      $1,036,288
                                                                                   ==============     ===========

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
  Accounts payable                                                                      $  82,129      $   58,381
  Accrued payroll and related expenses                                                      9,051           9,220
  Accrued expenses                                                                          4,890          19,728
  Deferred revenue                                                                          5,526           5,603
  Other liabilities                                                                         3,093           8,424
                                                                                   --------------     -----------
Total current liabilities                                                                 104,689         101,356

Bank credit facility                                                                      150,000         300,000
Senior subordinated debt                                                                  350,639         381,049
Capital lease obligations                                                                   3,997           4,211
Deferred income taxes                                                                      11,718          11,718
Deferred gain on sale of property and equipment                                            30,641          29,720
                                                                                   --------------     -----------
Total liabilities                                                                         651,684         828,054

Series A Redeemable Preferred Stock, $0.01 par value, 1,000,000 shares authorized; issued and outstanding 786,253 shares as of September 30, 2000
    and December 31, 1999, plus accreted dividends                                         94,203         101,509

SHAREHOLDERS' EQUITY
Series B Preferred Stock, $0.01 par value, 50,000,000 shares authorized;
    no shares issued or outstanding as of September 30, 2000 or December 31, 1999               -               -
Series C Preferred Stock, $0.01 par value, 3,000,000 shares authorized;
     no shares issued and outstanding as of September 30, 2000 or December 31,                  -               -
     1999
Series D Preferred Stock, $0.01 par value, 16,000,000 shares authorized;
    Issued and outstanding 543,683 shares as of September 30, 2000 and
     December 31, 1999                                                                          5               5

Class A Common Stock, $0.01 par value, 520,000,000 shares authorized;
    Issued and outstanding 54,067,172 shares as of September 30, 2000 and
     53,700,442 shares as of December 31, 1999                                                537             541

Class B Non-voting Common Stock, $.01 par value, 60,000,000 shares authorized;
     issued and outstanding 8,210,827 shares as of September 30, 2000 and
      December 31, 1999                                                                        82              82

Additional paid-in capital                                                                436,229         463,167
Accumulated deficit                                                                      (186,091)       (311,539)
Deferred compensation                                                                     (16,852)        (45,531)
                                                                                   --------------     -----------
Total Shareholders' Equity                                                                233,910         106,725
                                                                                   --------------     -----------

Total Liabilities and Shareholders' Equity                                              $ 979,797      $1,036,288
                                                                                   ==============     ===========

                           TRITON PCS HOLDINGS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                                                                      Nine Months
                                                                                          Ended
                                                                                      September 30,
                                                                                   1999          2000
                                                                                (unaudited)   (unaudited)
Cash flows from operating activities:
Net loss                                                                          $ (91,267)   $(125,448)
Adjustments to reconcile net loss to net cash
used in operating activities:
  Depreciation and amortization                                                      27,247       68,970
  Bad debt expense                                                                    1,348        4,941
  Accretion of interest                                                              27,809       30,681
  Gain on sale of marketable securities                                              (1,004)           -
  Gain on sale of property and equipment                                            (11,682)           -
  Non-cash compensation                                                               2,325        5,297

Change in operating assets and liabilities:
  Accounts receivable                                                               (14,278)     (18,617)
  Inventory                                                                          (5,389)      (7,408)
  Prepaid expenses and other current assets                                          (2,291)      (9,809)
  Other long-term assets                                                             (3,158)         (14)
  Accounts payable                                                                  (12,245)     (34,340)
  Accrued payroll and related expenses                                                3,020          169
  Deferred revenue                                                                       90           77
  Accrued expenses                                                                    7,927       14,838
  Other liabilities                                                                   1,043        4,410
                                                                                  ---------    ---------
               Net cash used in operating activities                                (70,505)     (66,253)
Cash flows from investing activities:
Capital expenditures                                                               (162,661)    (254,764)
Proceeds from sale of property and equipment, net                                    69,712            -
Proceeds from maturity of short term investments                                     47,855            -
Purchase of marketable securities                                                   (23,239)           -
                                                                                  ---------    ---------
               Net cash used in investing activities                                (68,333)    (254,764)

Cash flows from financing activities:
Borrowings under credit facility                                                     10,000      150,000
Proceeds from issuance of stock in connection with private equity investment         35,000            -
Proceeds from issuance of stock in connection with Norfolk transaction                2,169            -
Proceeds from issuance of Series C preferred stock                                      340            -
Contributions under employee stock purchase plan                                          -          542
Payment of deferred financing costs                                                       -       (1,853)
Payment of deferred transaction costs                                                (3,826)        (270)
(Advances to) proceeds from related party, net                                          200        1,075
Principal payments under capital lease obligations                                     (286)      (1,593)
                                                                                  ---------    ---------
               Net cash provided by financing activities                             43,597      147,901

                                                                                  ---------    ---------
Net decrease in cash                                                                (95,241)    (173,116)

Cash and cash equivalents, beginning of period                                      146,172      186,251
                                                                                  ---------    ---------

Cash and cash equivalents, end of period                                          $  50,931    $  13,135
                                                                                  =========    =========

Non-cash investing and financing activities:
     Capital expenditures included in accounts payable                               15,060       10,592
     Deferred stock compensation                                                     15,791       33,976